Exhibit 10.56

RESTRICTED STOCK AWARD CERTIFICATE

June 12, 2003

Drew A. Morin
1008 Howard Grove View
Davidsonville, MD 21035 USA

Dear Drew:

Pursuant to the terms and conditions of the TeleCommunication Systems, Inc. Amended & Restated 1997 Stock Incentive Plan (the “Plan”), you have been granted a Restricted Stock Award (the “Award”) for the number of shares (each an “Award Share”, and collectively, the “Award Shares”) of the Class A common stock, par value $0.01 per share (the “Common Stock”) of TeleCommunication Systems, Inc. (the “Company”) as outlined below. This Certificate constitutes part of and is subject to the terms and provisions of the attached Restricted Stock Grant Agreement (the “Agreement”) which is incorporated herein by reference.

Granted To: Drew A. Morin
                     (the “Employee”)
Grant Date: April 14, 2003
Award Shares Granted: 85,000
Vesting Schedule: 3-year Vesting

28,333 on 04/14/2004
28,333 on 04/14/2005
28,334 on 04/14/2006

By my signature below, I hereby acknowledge receipt of this Award granted on the Grant Date shown above, which has been issued to me under the terms and conditions of the Agreement and the Plan. I understand that I will forfeit all unvested Award Shares at the close of business on my last day of employment at TCS. I further acknowledge receipt of the Plan Prospectus and the latest annual report or other SEC filing, and agree to be bound by all of the terms and conditions of the Award, as evidenced in the Agreement, and the Plan.

Signature:	/s/ Drew A. Morin	Date:

Drew A. Morin

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.